UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019

Mesa Air Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

(Address of principal executive offices including zip code)

(602) 685-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Entry into New Term Loan Agreement – Engine Facility Refinancing

On January 28, 2019, Mesa Air Group, Inc. (the “Company”), as guarantor, Mesa Airlines, Inc. (“Mesa Airlines”), as borrower, CIT Bank, N.A., as administrative agent and co-lead arranger, Norddeutsche Landesbank Girozentrale, New York Branch, as a lender and co-lead arranger, UMB Bank, National Association, as security trustee and mortgagee, and the other lenders party thereto (the “Lenders”), closed on the transactions set forth in a Term Loan Agreement (the “Term Loan”) pursuant to which the Lenders committed to lend to Mesa Airlines term loans in the aggregate principal amount of $91,200,000. Borrowings under the Term Loan will bear interest at LIBOR plus 3.10%. This interest rate is significantly lower as compared to the Spare Engine Facility (defined below) which it refinances. The Spare Engine Facility bears interest at LIBOR plus 7.25% plus a Yield Enhancement of 1.50% applied to scheduled principal repayments. The Term Loan has a term of five years, with principal and interest payments due monthly over the term of the loan in accordance with an amortization schedule.

Proceeds from the Term Loan were used to (1) repay amounts outstanding under that certain Credit Agreement, dated as of December 14, 2016, among Mesa Airlines, as borrower, the lenders named therein, Obsidian Agency Services, Inc., as security trustee, and Cortland Capital Market Services LLC, as administrative agent (the “Spare Engine Facility”); (2) pay prepayment fees under the Spare Engine Facility; (3) pay accrued and unpaid interest expenses; and (4) finance six engines acquired in 2018. The obligations under the Term Loan are secured by a first priority lien on 27 aircraft engines (21 used engines securing the obligations under the Spare Engine Facility and the six new and used engines acquired by the Company in calendar year 2018) and related collateral, including engine warranties and proceeds of the foregoing.

The Term Loan contains affirmative and negative covenants that are customary for similar financings, including, but not limited to, covenants that, subject to exceptions described in the Term Loan, restrict the ability of Mesa Airlines to: (i) create, incur, assume or suffer to exist any liens on any collateral securing the Term Loan; and (ii) merge into any other person or convey, transfer or lease substantially all of its assets. The Term Loan has no financial maintenance covenants and may be prepaid at any time, with penalties in years one and two only (2% and 1%, respectively). The Company is also required to maintain a minimum loan to value percentage on each June 30th annual appraisal of the collateral, which percentage declines over the term of the Term Loan. Under certain circumstances, the annual appraisal could be required two times per year. The Term Loan also includes customary events of defaults, including, but not limited to: (i) payment defaults; (ii) breach of covenants; (iii) breach of representations and warranties; and (iii) material adverse changes.

The foregoing descriptions of the Term Loan Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Loan Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018.

Amendment to Code Share and Revenue Sharing Agreement with American Airlines, Inc.

On January 29, 2019, the Board of Directors of the Company ratified the entry by its wholly owned subsidiary, Mesa Airlines, into a term sheet (the “Term Sheet”) with American Airlines, Inc. (“American”), which sets forth certain proposed amendments to the Code Share and Revenue Sharing Agreement, dated effective as of February 1, 2001 (as thereafter amended, the “American CPA”), between Mesa Airlines and American. The parties agreed that the Term Sheet will remain in effect until the earliest to occur of the following: (1) the execution a definitive amendment to the American CPA; (2) the date American provides a withdrawal notice with respect to six additional aircraft in connection with the Company’s failure to meet certain performance criteria (as discussed below); (3) the date the Company exercises its option to withdraw aircraft from the American CPA (as discussed below); and (4) the expiration or termination of the American CPA.

The amendments to the American CPA include the following:

•

The conversion of two aircraft to be utilized by Mesa Airlines as operational spares, resulting in a decrease in the number of aircraft operated by the Company under the American CPA from 64 to 62, effective April 1, 2019. American has agreed to make certain additional monthly payments to the Company related to the two aircraft during the period April 2019 through December 2020.

•

The parties also agreed to new and revised operational performance criteria under the American CPA, which if exceeded, will result in the payment of additional incentive compensation to Mesa and, if not met, could result in up to six additional aircraft being removed from the American CPA (as discussed below). The new and revised performance criteria will be measured on a rolling 60-day period (effective May 1, 2019) and 45-day period (effective September 1, 2019 and thereafter).

•

The parties agreed that if at any time during the term of the Term Sheet the Company fails to comply with such revised/new operational performance metrics (as determined over the applicable rolling measurement periods), American will have the right to permanently withdraw one aircraft from the American CPA and may not in any event withdraw more than two aircraft in any calendar month or six aircraft in total.

•

In addition to American’s rights, if at any time during the term of the Term Sheet the Company fails to comply with an applicable performance metric on two or more occasions, then upon the second occurrence and each subsequent failure, the Company has the right, exercisable in its discretion, to elect to permanently withdraw six aircraft from the American CPA.

The foregoing descriptions of the Term Sheet and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Sheet or related definitive amendment to the American CPA, as the case may be, which we expect to file as an exhibit to our Quarterly Report for the fiscal quarter ended December 31, 2018, subject to any applicable request for confidential treatment with respect to certain portions of such document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.

Date: January 31, 2019	By: /s/ BRIAN S. GILLMAN
	Name:	BRIAN S. GILLMAN
	Title:	Executive Vice President and General Counsel